UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Insured Municipal Income Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Insured Municipal Income Fund Inc.
51 West 52nd Street
New York, New York 10019-6114
August 13, 2008

IMPORTANT
URGENT PROXY VOTING REQUEST

Several weeks ago we mailed you proxy information to enable you to vote on the election of directors for your fund.

The Annual Meeting of Shareholders originally scheduled for July 17, 2008, was adjourned to September 3, 2008, at 10:00 a.m., Eastern Time (ET), due to an insufficient number of votes being cast. Until we receive a sufficient number of votes, the Annual Meeting of Shareholders cannot elect directors. As such, we ask that you vote by returning the enclosed white proxy card in the pre-paid envelope, or follow the instructions for internet or phone voting that appear on the card (applicable to certain investors). Shareholders who hold more than one account in the fund will receive a separate card for each account and should vote each card.

REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD, YOUR VOTE IS IMPORTANT! PLEASE RETURN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE! THANK YOU.

Dear Shareholder:

We have previously sent you letters concerning proxy solicitation materials from hedge fund manager Phillip Goldstein and his Bulldog Investors General Partnership (“BIGP”).

You should be aware that Mr. Goldstein and associates of BIGP have sought access to a list of the fund’s stockholders in order to continue their solicitation. The fund is required by law to make this information available to them. As a result, you may be contacted directly by BIGP. We regret any inconvenience or privacy concerns this may cause you.

Also, BIGP has filed preliminary documents with the US Securities and Exchange Commission indicating that it intends to solicit your authorization to petition a Maryland court to dissolve the fund, which would deprive you of your tax-exempt dividends. The fund’s counselors believe that there is no valid basis for BIGP’s intended petition under the law of Maryland, the state of incorporation of the fund. We urge you to put an end to BIGP’s attacks on the fund and its stockholders by returning the enclosed WHITE proxy card.

Under Maryland law, stockholders with 25% of the votes entitled to be cast in the election of directors of the fund may petition a court of equity to dissolve the fund if the stockholders are so “divided” that directors cannot be elected. Contrary to BIGP’s claim, the fund’s stockholders are not divided. In fact, this year’s annual meeting has not yet been held because, after buying shares and soliciting additional proxies, Mr. Goldstein did not show up at the meeting. As a result, there were not enough shares present to constitute a quorum for the transaction of business – and now Mr. Goldstein is trying to take advantage of a situation that he was instrumental in creating. Mr. Goldstein apparently will claim that the stockholders are “divided” when his own actions have been principally responsible for preventing the stockholders from even meeting to vote. The fund has been advised that BIGP’s position is without merit. Do not let the attempt by BIGP and Mr. Goldstein to manipulate the quorum requirement to frustrate the election process.
Please return the WHITE proxy card today.

Sincerely,

The Board of Directors of Insured Municipal Income Fund Inc.